                                                                  EXHIBIT 10.39


                               EXCHANGE AGREEMENT

                            Dated as of May 22, 2002

                                 by and between

                       Nationwide Financial Services, Inc.

                                       and

                             Nationwide CORPORATION





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                                TABLE OF CONTENTS

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SECTION  1.           CERTAIN DEFINITIONS........................................................................2

         1.1      Definitions....................................................................................2

SECTION  2.           EXCHANGE; NSI CLOSING; CLOSING; EXCHANGE PRICE ADJUSTMENT..................................7

         2.1      Exchange.......................................................................................7

         2.2      NSI Closing; Closing...........................................................................7

         2.3      Exchange Price Adjustment......................................................................8

SECTION  3.           REPRESENTATIONS AND WARRANTIES OF NFS......................................................8

         3.1      Capacity of NFS................................................................................8

         3.2      Authority Relative to this Agreement...........................................................8

         3.3      No Violation...................................................................................9

         3.4      Organization, Qualification, and Subsidiaries..................................................9

         3.5      Investments....................................................................................9

         3.6      Capitalization of GGI and NSI; Title to the Shares............................................10

         3.7      Employee Benefit Plans........................................................................10

         3.8      No Conflict; Government Filings...............................................................10

         3.9      Financial Statements..........................................................................11

         3.10     Books and Records.............................................................................12

         3.11     Compliance with Laws; Permits.................................................................12

         3.12     Litigation....................................................................................13

         3.13     Labor Relations and Employment................................................................13

         3.14     Broker's or Finder's Fees.....................................................................13

SECTION  4.           REPRESENTATIONS AND WARRANTIES OF NW CORP.................................................14

         4.1      Capacity of NW Corp...........................................................................14

         4.2      Validity and Execution of Agreement...........................................................14

         4.3      No Conflict...................................................................................14

         4.4      Broker's or Finder's Fees.....................................................................15

         4.5      Litigation....................................................................................15

         4.6      Investment Representation.....................................................................15

         4.7      Share Consideration...........................................................................15

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SECTION  5.           NFS' PRE-CLOSING COVENANTS................................................................15

         5.1      General.......................................................................................15

         5.2      Notices and Consents..........................................................................15

         5.3      Conduct of Business...........................................................................15

         5.4      Notice of Developments........................................................................16

         5.5      Exclusivity...................................................................................16

         5.6      Maintenance of Records........................................................................16

         5.7      Compliance with Laws..........................................................................16

         5.8      Continued Effectiveness of Representations and Warranties.....................................16

         5.9      Transfer of NSI Common Shares.................................................................16

         5.10     GGI Reorganization............................................................................16

SECTION  6.           PRE-CLOSING COVENANTS OF NW CORP..........................................................17

         6.1      General.......................................................................................17

         6.2      Notice of Developments........................................................................17

         6.3      Notices and Consents..........................................................................17

SECTION  7.           CONDITIONS TO OBLIGATIONS OF NFS..........................................................17

         7.1      Accuracy of Representations and Warranties....................................................17

         7.2      Performance by NW Corp........................................................................17

         7.3      Legal Challenge...............................................................................17

         7.4      Approvals; No Prohibition.....................................................................18

         7.5      Marketing Agreement...........................................................................18

         7.6      Opinion of Financial Advisor..................................................................18

         7.7      Opinion of Tax Advisor........................................................................18

SECTION  8.           CONDITIONS TO OBLIGATIONS OF NW CORP......................................................18

         8.1      Accuracy of Representations and Warranties....................................................18

         8.2      Performance by NFS............................................................................18

         8.3      Legal Challenge...............................................................................18

         8.4      Approvals; No Prohibition.....................................................................18

         8.5      Marketing Agreement...........................................................................19

         8.6      Opinion of Financial Advisor..................................................................19


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SECTION  9.           ACTIONS AT THE NSI CLOSING AND CLOSING BY NFS.............................................19

SECTION  10.          ACTIONS AT THE NSI CLOSING AND CLOSING BY NW CORP.........................................19

SECTION  11.          TAX MATTERS...............................................................................20

         11.1     Payment of Transaction Taxes..................................................................20

         11.2     Cooperation...................................................................................20

         11.3     Section 355 of the Code; Further Assurances...................................................20

         11.4     Tax Sharing Agreement.........................................................................20

         11.5     Allocation....................................................................................20

         11.6     Indemnification...............................................................................20

SECTION  12.          TERMINATION AND REMEDIES..................................................................21

         12.1     Termination of Agreement......................................................................21

SECTION  13.          GENERAL SURVIVAL; INDEMNIFICATION.........................................................21

         13.1     Survival of Representations...................................................................21

         13.2     Indemnification...............................................................................22

SECTION  14.          GENERAL PROVISIONS........................................................................24

         14.1     Expenses......................................................................................24

         14.2     Execution in Counterparts; Binding Effect.....................................................24

         14.3     Governing Law.................................................................................24

         14.4     Notices.......................................................................................24

         14.5     Titles and Headings...........................................................................25

         14.6     Successors and Assigns........................................................................25

         14.7     No Third Party Beneficiaries..................................................................25

         14.8     Entire Agreement..............................................................................25

         14.9     Waivers and Amendments........................................................................26

         14.10    Severability..................................................................................26

         14.11    Confidentiality and Announcements.............................................................26

         14.12    Specific Performance..........................................................................26


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                                      -iii-
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                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT (together with the Disclosure Schedule and Annexes hereto, the "Agreement") is made and entered into as of this 22nd day of May, 2002, by and between Nationwide Financial Services, Inc., a Delaware corporation ("NFS"), and Nationwide Corporation, an Ohio corporation ("NW Corp.").

         WHEREAS, NW Corp. currently owns all of the outstanding shares of the Class B Common Stock (the "NFS Common Stock") of NFS.

         WHEREAS, NFS currently owns: (i) 958,750 shares of common stock (the "GGI Common Shares") of Gartmore Global Investments, Inc., a Delaware corporation ("GGI"); and (ii) 500,000 shares of preferred stock (the "GGI Preferred Shares") of GGI.

         WHEREAS, Nationwide Life Insurance Company, a wholly-owned Subsidiary of NFS ("NW Life"), currently owns 7,676 shares of the common stock (the "NSI Common Shares") of Nationwide Securities, Inc., an Ohio corporation ("NSI").

         WHEREAS, prior to NSI Closing (as defined in Section 1.1 below), NW Life will distribute the NSI Common Shares to NFS.

         WHEREAS, in exchange for the shares of NFS comprising the Share Consideration (as defined in SECTION 1.1 below), NFS desires to transfer to NW Corp., and NW Corp. desires to accept from NFS, the GGI Common Shares, the GGI Preferred Shares, and the NSI Common Shares (collectively, the "Shares"), on the terms and conditions set forth in this Agreement.

         WHEREAS, NFS and NW Corp. intend that the exchange and other transactions contemplated by this Agreement (collectively, the "Exchange") shall result in no gain or loss to NFS or NW Corp. for federal income tax purposes under Section 355 of the Code (as defined in Section 1.1 below).

         WHEREAS, the Special Committee of the Board of Directors of NFS has recommended that the Board of Directors of NFS approve the Exchange.

         WHEREAS, the Board of Directors of NFS has determined that the Exchange is in the best interest of NFS and its stockholders and has approved the Exchange.

         NOW, THEREFORE, in consideration of the premises and the mutual terms, conditions, and other agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                                   SECTION 1.
                               CERTAIN DEFINITIONS

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below (definitions are applicable to both the singular and plural forms of each term defined in this Section):


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         "AFFILIATE" means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another Person or beneficially that owns or has the power to vote or direct the vote of ten percent (10%) or more of the voting stock (or any other form of general partnership, limited partnership, or voting equity interest in the case of a Person that is not a corporation) of such Person. For purposes of this definition, "control", including the terms "controlling" and "controlled", means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or credit agreement, as trustee, partner, or executor or otherwise.

         "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

         "APPLICABLE ENTITIES" means each of GGI, its Subsidiaries, and NSI.

         "ASSETS" means, as to a Person, all rights, titles, franchises, and interests in and to every species of property, real, personal, and mixed, and chooses in action thereunto and all other assets whatsoever, tangible or intangible, of such Person.

         "AVERAGE CLOSING PRICE" means the average closing sales price of a share of the Class A Common Stock of NFS on the New York Stock Exchange for the ten (10) consecutive trading days immediately prior to the date of the NSI Closing.

         "BUSINESS" means, as to a Person, the business, operations, activities, and affairs of such Person.

         "BUSINESS DAY" means any day other than Saturday, Sunday, or other day on which banks are authorized or required to be closed by Law in Columbus, Ohio.

         "CLOSING" has the meaning set forth in SECTION 2.2 of this Agreement.

         "CLOSING BALANCE SHEET" has the meaning set forth in SECTION 2.3 of this Agreement.

         "CLOSING BALANCE SHEET DATE" means: (i) the date of the NSI Closing if such date is the last day of a month; and (ii) the last day of the month in which the NSI Closing occurs if the date of the NSI Closing is not the last day of a month.

         "CLOSING DATE" has the meaning set forth in SECTION 2.2 of this Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "COMPUTER SOFTWARE" means any and all computer software consisting of sets of statements or instructions to be used, directly or indirectly, in a computer, and may include some or all of the following: (i) programs, source codes, object codes, and natural language codes thereof and component modules thereof; (ii) versions thereof; (iii) flow charts, screen displays, and designs thereof; and (iv) user, technical, training, and other documentation relating to any of the foregoing.

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         "CONSENT OR FILING" has the meaning set forth in SECTION 3.8 of this
Agreement.

         "CONSTITUTIVE DOCUMENTS" means, with respect to any juridical Person, such person's articles or certificate of incorporation and its bylaws, or similar organizational documents.

         "CUT-OFF DATE" has the meaning set forth in SECTION 13.1 of this Agreement.

         "DAMAGES" has the meaning set forth in SECTION 13.2 of this Agreement.

         "DISCLOSURE SCHEDULE" means the schedules of even date herewith containing various disclosures by NW Corp. and NFS, as the case may be, and with respect to the representations and warranties of NW Corp. and NFS, as the case may be, as set forth in this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE" has the meaning set forth in the preamble to this Agreement.

         "EXCHANGE PRICE" means the sum of: (i) with respect to GGI and its Subsidiaries, $353,200,000 (the "GGI Exchange Price"); and (ii) subject to
SECTION 2.3, with respect to NSI, $9,600,000 (the "NSI Exchange Price").

         "FINANCIAL STATEMENTS" means each of the GGI GAAP Financial Statements, the GGI Interim Financial Statements, the NSI GAAP Financial Statements, and the NSI Interim Financial Statements.

         "FINAL NET BOOK VALUE" means the net book value of NSI as of the Closing Balance Sheet Date based on the Closing Balance Sheet, as determined by NW Corp.

         "GAAP" means generally accepted accounting principles.

         "GGI" has the meaning set forth in the preamble to this Agreement.

         "GGI GAAP FINANCIAL STATEMENTS" has the meaning set forth in SECTION 3.9(A) of this Agreement.

         "GGI INTERIM FINANCIAL STATEMENTS" has the meaning set forth in SECTION 3.9(A) of this Agreement.

         "GGI MATERIAL ADVERSE EFFECT" means any material adverse effect on the Business, Assets, Liabilities, financial condition, or results of operations of GGI and any of its Subsidiaries taken as a whole, other than events or conditions affecting the equity markets in the United States generally.

         "GGI REORGANIZATION" means the occurrence of transactions substantially as follows: GGI will contribute the following assets to Gartmore S.A. Capital Trust ("GSAC") or a

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subsidiary thereof: (i) any cash in excess of the reasonable business needs of
GGI; (ii) its investment in marketable securities; (iii) its investment in Gartmore Morley Financial Services, Inc.; (iv) intercompany receivables from GSAC to GGI; (v) its investment in Newhouse Capital Partners, LLC; (vi) its investment in Investia Holdings, Ltd; (vii) its investment in Advisor Software, Inc.; (viii) its investment in Northpointe Capital LLC; and (ix) its option to acquire a portion of the capital stock or trust interests of Gartmore Global Asset Management Trust.

         "GOVERNMENTAL ENTITY" means any court, executive office, legislature, any governmental agency, commission, or administrative or regulatory authority or instrumentality, domestic or foreign, or any Self-Regulatory Organization.

         "INDEMNIFIED PARTY" has the meaning set forth in SECTION 13.2 of this Agreement.

         "INDEMNIFYING PARTY" has the meaning set forth in SECTION 13.2 of this Agreement.

         "INTERIM NET BOOK VALUE" means $9,600,000, which is the net book value of NSI as of March 31, 2002 based on the NSI Interim Balance Sheet.

         "IRS" means the Internal Revenue Service.

         "KNOWLEDGE OF NW CORP." or words to that effect mean the actual knowledge of any of the executive officers of NW Corp. and NW Mutual.

         "KNOWLEDGE OF NFS" or words to that effect mean the actual knowledge of any of the officers of NFS.

         "LAW" means any law, statute, ordinance, rule, code, or regulation enacted or promulgated, or Order issued or rendered, by any Governmental Entity.

         "LIABILITY" means a liability, obligation, claim, penalty, fine, Lien, loss, cost, expense, or cause of action (of any kind or nature whatsoever, whether absolute, accrued, contingent, or otherwise, and whether known or unknown).

         "LICENSE" means a license, certificate of authority, franchise, permit, or other authorization to transact business or needed to transact business, whether granted by a Governmental Entity or other Person.

         "LIEN" means any lien, pledge, mortgage, deed of trust, warrant, security interest, lease, charge, option, right of first refusal, easement, adverse claim, encroachment, servitude, transfer restriction under any shareholder or similar agreement, or any encumbrance.

         "MARKETING AND SUPPORT SERVICES AGREEMENT" means an agreement in a form to be agreed upon by the parties, which relates to certain post-Closing services to be provided by NFS to GGI.

         "NFS" has the meaning set forth in the preamble to this Agreement.

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         "NFS COMMON STOCK" has the meaning set forth in the preamble to this
Agreement.

         "NLRB" means the National Labor Relations Board.

         "NSI" has the meaning set forth in the preamble to this Agreement.

         "NSI CLOSING" has the meaning set forth in SECTION 2.2 of this Agreement.

         "NSI GAAP FINANCIAL STATEMENTS" has the meaning set forth in SECTION 3.9(a) of this Agreement.

         "NSI INTERIM BALANCE SHEET" means the interim unaudited balance sheet of NSI as of March 31, 2002.

         "NSI INTERIM FINANCIAL STATEMENTS" has the meaning set forth in SECTION 3.9(a) of this Agreement.

         "NSI MATERIAL ADVERSE EFFECT" means any material adverse effect on the Business, Assets, Liabilities, financial condition, or results of operations of NSI and any of its Subsidiaries taken as a whole.

         "NW CORP." has the meaning set forth in the preamble to this Agreement.

         "NW CORP. MATERIAL ADVERSE EFFECT" means any material adverse effect on the Business, Assets, Liabilities, financial condition, or results of operations of NW Corp. and its Subsidiaries (excluding the Applicable Entities and NFS) considered as a whole.

         "NW LIFE" has the meaning set forth in the preamble to this Agreement.

         "NW MUTUAL" means Nationwide Mutual Insurance Company.

         "ORDER" means an order, writ, ruling, judgment, directive, injunction, or decree of any arbitrator or Governmental Entity.

         "PERSON" means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization, or other legal entity.

         "RETURNS" means any returns, reports, statements, notices, forms or other documents or information required to be filed with any Taxing Authority in connection with the determination, assessment, collection, or payment of any Taxes or in connection with the administration, implementation, or enforcement of or compliance with any legal requirement relating to any Taxes.

         "SEC" means the Securities and Exchange Commission.

         "SELF-REGULATORY ORGANIZATION" means the NASD, the NYSE, the AMEX, the MSRB, the Chicago Stock Exchange, the Chicago Mercantile Exchange, the Chicago Board of

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Trade, the Cincinnati Stock Exchange, the Minneapolis Grain Exchange, the New
York Futures Exchange, the Philadelphia Stock Exchange, or any other commission, board, agency, or body that is not otherwise a governmental authority but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies, or investment advisers, or to the jurisdiction or supervision of which any of the Applicable Entities are otherwise subject.

         "SHARES" has the meaning set forth in the preamble to this Agreement.

         "SHARE CONSIDERATION" means, subject to SECTION 2.3, the number of shares of NFS Common Stock equal to: (i) the Exchange Price, divided by (ii) the Average Closing Price. "SUBSIDIARY" means, with respect to any Person on a given date, any other Person of which a majority of the voting power of the equity securities or equity interests is owned directly or indirectly by such Person.

         "TAXES" means all taxes, charges, fees, levies or like other assessments (whether federal, state, local, or foreign) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, premium, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, unemployment, excise, windfall profits, transfer, license, occupation, or property taxes, together with any interest, penalties or additions to tax resulting from, attributable to, or incurred in connection with any such taxes or any contest or dispute thereof.

         "TAXING AUTHORITY" means a taxing authority of the United States of America, any state thereof or the District of Columbia, any local governmental subdivision thereof, and any foreign government.

         "TAX SHARING AGREEMENT" means that certain Tax Sharing Agreement, dated as of April 12, 2000, by and between NW Mutual and certain of its Subsidiaries.

         "TERMINATION DATE" has the meaning set forth in SECTION 12.1 of this Agreement.

                                   SECTION 2.
            EXCHANGE; NSI CLOSING; CLOSING; EXCHANGE PRICE ADJUSTMENT

         2.1 EXCHANGE.

         (a) On the terms and subject to the conditions set forth in this Agreement, at the NSI Closing (hereinafter defined): (i) NFS agrees to transfer, assign, convey, and deliver to NW Corp., and NW Corp. agrees to acquire and accept from NFS, all of the NSI Common Shares; and (ii) NW Corp. agrees to transfer, assign, convey, and deliver to NFS, and NFS agrees to acquire and accept from NW Corp., the Share Consideration relating to the NSI Exchange Price.

         (b) On the terms and subject to the conditions set forth in this Agreement, at the Closing (hereinafter defined): (i) NFS agrees to transfer, assign, convey, and deliver to NW Corp., and NW Corp. agrees to acquire and accept from NFS, all of the GGI Common Shares

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and GGI Preferred Shares; and (ii) NW Corp. agrees to transfer, assign, convey, and deliver to NFS, and NFS agrees to acquire and accept from NW Corp., the Share Consideration relating to the GGI Exchange Price.

         2.2 NSI CLOSING; CLOSING. The consummation of the Exchange of NSI Common Shares ("NSI Closing") shall be effective at 12:01 a.m., on the fifth Business Day after all conditions to the respective obligations of the parties set forth in SECTIONS 7 and 8 hereof (other than those that are intended to be satisfied only at the NSI Closing) have been satisfied or waived. The consummation of the Exchange of GGI Common Shares and GGI Preferred Shares ("Closing") shall be effective at 12:01 a.m., on the first Business Day after the NSI Closing (with the effective date and time being of the NSI Closing and the Closing, as the case may be, being referred to herein as the "Closing Date"). The physical transfer and delivery of the Share Consideration comprising each of the NSI Exchange Price and the GGI Exchange Price and the Shares will occur at 10:00 a.m., New York time, on the date of the NSI Closing and the Closing, respectively, at the offices of Jones, Day, Reavis & Pogue, 41 South High Street, Suite 1900, Columbus, Ohio, or at such other time, date, and place as shall be mutually agreed upon by the parties. Each party hereto agrees to use commercially reasonable efforts promptly to satisfy the conditions to the NSI Closing and the Closing, respectively, to be satisfied by it in order to expedite the NSI Closing and the Closing.

         2.3 EXCHANGE PRICE ADJUSTMENT. Within thirty (30) days after the date of the NSI Closing, NW Corp. will: (i) cause an unaudited balance sheet of NSI (the "Closing Balance Sheet"), dated as of the Closing Balance Sheet Date, to be prepared using the same financial and accounting methods and procedures that were used to prepare the NSI Interim Balance Sheet; and (ii) based on such Closing Balance Sheet, calculate the Final Net Book Value. The Closing Balance Sheet and the Final Net Book Value will be conclusively binding upon the parties hereto, absent manifest error. If the Final Net Book Value is: (A) greater than the Interim Net Book Value, then the Exchange Price will be increased; and (B) less than the Interim Net Book Value, then the Exchange Price will be decreased, in each case, on a pro rata basis (using the allocations set forth in SECTION
11.5 below) to account for such increase or decrease, as the case may be. If the Exchange Price is increased, then the Share Consideration will be increased accordingly, and NW Corp. will promptly transfer to NFS such number of shares of NFS Common Stock (valued on the Average Closing Price) that compensate NFS for such increase. If the Exchange Price is decreased, then the Share Consideration will be decreased accordingly, and NFS will promptly issue to NW Corp. such number of shares of NFS Common Stock (valued on the Average Closing Price) that compensate NW Corp. for such decrease.

                                   SECTION 3.
                      REPRESENTATIONS AND WARRANTIES OF NFS

         NFS represents and warrants to NW Corp., as of the date hereof and as of the Closing Date, as follows:

         3.1 CAPACITY OF NFS. NFS is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

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         3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. (a) The execution and delivery of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been (i) determined to be fair, from a financial point of view, to NFS and recommended for approval by the Special Committee of the Board of Directors of NFS, and (ii) duly and validly authorized by the Board of Directors of NFS, and by all necessary corporate action on the part of NFS. When executed and delivered, the Marketing and Support Services Agreement and the consummation of the transactions contemplated thereby will be duly and validly authorized by the Board of Directors of NFS, and by all necessary corporate action on the part of NFS.

         (b) This Agreement has been duly and validly executed and delivered by NFS and, assuming this Agreement constitutes a legal, valid and binding agreement of NW Corp., constitutes a legal, valid, and binding agreement of NFS enforceable against NFS in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         3.3 NO VIOLATION. Except as set forth in SECTION 3.3 of the Disclosure Schedule, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate or conflict with the Constitutive Documents of NFS.

         3.4 ORGANIZATION, QUALIFICATION, AND SUBSIDIARIES. (a) Each of the Applicable Entities (and their respective type of entity) is listed on SECTION
3.4 of the Disclosure Schedule, is duly incorporated or formed, as the case may be, and is validly existing and in good standing under the Laws of the State set forth opposite its name on SECTION 3.4 of the Disclosure Schedule. There are no Subsidiaries of GGI that are not listed on SECTION 3.4 of the Disclosure Schedule. Each of the Applicable Entities has all requisite power and authority to conduct its Business as currently being conducted. Each of the Applicable Entities is duly qualified to do business, and is each in good standing, in the respective jurisdictions where the nature of their Business or the ownership or leasing of their properties makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a GGI Material Adverse Effect or an NSI Material Adverse Effect, as the case may be. NSI has no Subsidiaries.

         (b) Copies of the Constitutive Documents of each of the Applicable Entities have heretofore been delivered to NW Corp. and such copies are true, accurate, and complete as of the date hereof. GGI and NSI do not have any Constitutive Documents, other than their certificate of incorporation and bylaws.

         (c) GGI is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock or other equity interests of each of its Subsidiaries, there are no proxies with respect to any such shares, and no equity securities of any of its Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any of its Subsidiaries.

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         3.5 INVESTMENTS. SECTION 3.5 of the Disclosure Schedule sets forth a true, accurate, and complete description of each outstanding investment made by any of the Applicable Entities in a Person that is not a Subsidiary of GGI.

         3.6 CAPITALIZATION OF GGI AND NSI; TITLE TO THE SHARES. (a) The authorized capital stock of GGI consists of: (i) 2,000,000 shares of common stock, $.001 par value, of which 1,016,189 shares are on the date hereof, and will be on the Closing Date, issued and outstanding; and (ii) 1,000,000 shares of preferred stock, $1.00 par value, of which 500,000 shares are on the date hereof, and will be on the Closing Date, issued and outstanding. The authorized capital stock of NSI consists of 7,676 shares of common stock, $.01 par value, of which 7,676 shares are on the date hereof, and will be on the Closing Date, issued and outstanding. The authorized, issued, and outstanding capital stock (or other comparable equity interests) of each of the Applicable Entities (other than GGI and NSI), and the owner thereof, in each case, as of the date hereof and as of the Closing Date, is set forth on SECTION 3.6 of the Disclosure Statement. Except as set forth in SECTION 3.6 of the Disclosure Statement, NFS owns all of the issued and outstanding capital stock of GGI and NSI. The Shares have been duly authorized, validly issued, are fully paid and nonassessable, and have not been issued in violation of any preemptive rights of any stockholders. The Shares are beneficially owned and held of record by NFS, free and clear of any Lien.

         (b) Except as set forth in SECTION 3.6 of the Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities, obligations to make capital contributions or advances, or voting trust arrangements, shareholder agreements or other agreements, commitments or understandings of any character relating to the issued or unissued capital stock of any of the Applicable Entities or preferred securities, or securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock.

         3.7 EMPLOYEE BENEFIT PLANS. The Applicable Entities have no employee welfare benefit plans and employee pension benefit plans (as such terms are defined, respectively in Sections 3(1) and 3(2) of ERISA) other than such plans provided, administered or maintained by NW Mutual.

         3.8 NO CONFLICT; GOVERNMENT FILINGS. Except as set forth in SECTION 3.8 of the Disclosure Schedule, neither the execution and delivery of this Agreement, nor the performance of the transactions contemplated hereby will: (a)
(i) violate or conflict with the Constitutive Documents of any of the Applicable Entities; or (ii) result in or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default), breach or violation of any Contract or instrument (including options, warrants or convertible securities) which relates to the voting of, restricts the transfer of, requires the issuance or sale, or creates rights in any Person with respect to the Shares; or (b) to the Knowledge of NFS, violate any Law or Order affecting any of the Applicable Entities except for such violations that would not, individually or in the aggregate, reasonably be expected to have a GGI Material Adverse Effect or an NSI Material Adverse Effect. Except as set forth in SECTION 3.8 of the Disclosure Schedule, no consent, approval, permit, notice, order, or authorization of, or registration, application, declaration, or filing (each a "Consent" or "Filing") with any Person is required with respect to any of the Applicable Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such Consents or Filings the failure of which to make or obtain would not, individually or in the aggregate, prevent or be a material impediment to the consummation of the transactions contemplated hereby or the conduct of the businesses of the Applicable Entities from and after the Closing Date.

         3.9 FINANCIAL STATEMENTS. (a) NFS has previously furnished NW Corp. with copies of audited consolidated financial statements for: (i) (A) GGI and its Subsidiaries as of and for the years ended December 31, 2001 and 2000 (including audited balance sheets and related statements of income, changes in stockholders' equity, and cash flow) (collectively, the "GGI GAAP Financial Statements"); and (B) interim unaudited consolidated financial statements for GGI and its Subsidiaries as of and for the quarterly period ended March 31, 2002 (collectively, the "GGI Interim Financial Statements"); and (ii) (A) NSI as of and for the years ended December 31, 2001 and 2000 (including audited balance sheets and related statements of income, changes in stockholders' equity, and cash flow) (collectively, the "NSI GAAP Financial Statements"); and (B) interim unaudited financial statements for NSI as of and for the quarterly period ended March 31, 2002 (collectively, the "NSI Interim Financial Statements").

         (b) The GGI GAAP Financial Statements fairly present in all material respects the financial position of GGI and its Subsidiaries as of their respective dates and the results of operations of GGI and its Subsidiaries for the periods therein set forth, in each case in accordance with GAAP consistently applied. The GGI Interim Financial Statements were prepared in the normal and ordinary course of business and have been prepared in a manner consistent with that employed in the GGI GAAP Financial Statements. The GGI Interim Financial Statements do not contain footnote disclosures and are subject to normal recurring year-end adjustments, but otherwise fairly present in all material respects the results of operations of GGI and its Subsidiaries for the period therein set forth. The GGI GAAP Financial Statements and the GGI Interim Financial Statements were prepared from the books and records of GGI and each of its Subsidiaries, which books and records are complete and correct in all material respects.

         (c) The NSI GAAP Financial Statements fairly present in all material respects the financial position of NSI as of their respective dates and the results of operations of NSI for the periods therein set forth, in each case in accordance with GAAP consistently applied. The NSI Interim Financial Statements were prepared in the normal and ordinary course of business and have been prepared in a manner consistent with that employed in the NSI GAAP Financial Statements. The NSI Interim Financial Statements do not contain footnote disclosures and are subject to normal recurring year-end adjustments, but otherwise fairly present in all material respects the results of operations of NSI for the period therein set forth. The NSI GAAP Financial Statements and the NSI Interim Financial Statements were prepared from the books and records of NSI, which books and records are complete and correct in all material respects.

         3.10 BOOKS AND RECORDS. At the NSI Closing and the Closing, as the case may be, all of the books of account, minute books, stock record books, and other material records of each of the Applicable Entities will be in the possession or control of the appropriate Applicable Entity.

         3.11 COMPLIANCE WITH LAWS; PERMITS.

         (a) Except as set forth in SECTION 3.11 of the Disclosure Schedule, to the Knowledge of NFS, neither GGI nor any of its Subsidiaries: (a) since January 1, 2002, has received any notice from any Governmental Entity or any other person that GGI or any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any Laws; or (b) has any executive officers or directors who, since January 1, 2002, have been the subject of any investigation (excluding routine examinations by Self-Regulatory Organizations), disciplinary proceeding or enforcement order arising under any applicable provisions of any Laws, and no such investigation, disciplinary proceeding or proceedings for the issuance of any enforcement order is pending or threatened, except in the case of each of clauses (a) and (b) for violations or alleged violations that would not, individually or in the aggregate, reasonably be expected to result in a GGI Material Adverse Effect. To the Knowledge of NFS, each of GGI and its Subsidiaries has made all filings required to be made by it under applicable regulatory requirements since December 31, 2001, and all such filings have complied with the applicable regulatory requirements, except for such failures that would not, individually or in the aggregate, reasonably be expected to result in a GGI Material Adverse Effect. To the Knowledge of NFS, neither GGI, any of its Subsidiaries, nor any executive officer or director of GGI is subject to a statutory disqualification that could be the basis for a suspension, revocation, or limitation of the license of, or ability to obtain a license for GGI or any of its Subsidiaries, except for such failures that would not, individually or in the aggregate, reasonably be expected to result in a GGI Material Adverse Effect.

         (b) To the Knowledge of NFS, each of GGI and its Subsidiaries which are required to be registered as a broker/dealer, investment advisor, or in a similar capacity with the SEC or any other Governmental Entity are duly registered as such and such registrations are in full force and effect, except where the absence to be so registered would not, individually or in the aggregate, be expected to result in a GGI Material Adverse Effect.

         3.12 LITIGATION. Except as set forth on SECTION 3.12 of the Disclosure Schedule, there is no action, suit, hearing, arbitration, or proceeding (public or private) of any Governmental Entity or any other Person, pending, or to the Knowledge of NFS, threatened against any of the Applicable Entities, which, if adversely determined or resolved, would be reasonably expected to have a GGI Material Adverse Effect or an NSI Material Adverse Effect, as the case may be, and there are no existing or threatened-in-writing orders, judgments, or decrees involving a specific monetary judgment or penalty (other than those of general application) of any Governmental Entity affecting any of the Applicable Entities, which would have a GGI Material Adverse Effect or an NSI Material Adverse Effect.

         3.13 LABOR RELATIONS AND EMPLOYMENT. Except to the extent set forth in
SECTION 3.13 of the Disclosure Schedule: (i) there is no labor strike, material labor dispute, slowdown, stoppage, or lockout actually pending, or to the Knowledge of NFS threatened against or affecting any of the Applicable Entities, and since January 1, 2000, there has not been any such action; (ii) to the Knowledge of NFS, there are no pending union claims to represent the employees of any of the Applicable Entities, there are no current union organizing activities among the employees of any of the Applicable Entities, and no Applicable Entity has received notice of any unfair labor practice complaint or charge against it pending before the NLRB; (iii) none of the Applicable Entities are a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, applicable to employees of any of the Applicable Entities; and (iv) to the Knowledge of NFS, there are no written personnel policies, rules, or procedures applicable to employees of the Applicable Entities, other than those of NW Mutual. Except as set forth in SECTION 3.13 of the Disclosure Schedule, no employee, officer, director, or independent contractor of any of the Applicable Entities is entitled to any payment of money or other thing of value or will receive any rights with respect to the capital stock of any of the Applicable Entities as a result of this Agreement. Except as set forth in SECTION 3.13 of the Disclosure Schedule, none of the transactions contemplated by this Agreement shall constitute a triggering event under any employment, severance, or termination agreement or other compensation arrangement or any plan currently in effect which (either alone or upon the occurrence of any additional or subsequent event) would result in any payment, acceleration, vesting, or increase in benefits to any current or former officer, employee, director, or independent contractor of any of the Applicable Entities which would constitute an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

         3.14 BROKER'S OR FINDER'S FEES. No broker, investment banker, financial advisor or other person, other than UBS Warburg LLC, the fees and expenses of which will be paid by NFS, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by NFS.

                                   SECTION 4.
                   REPRESENTATIONS AND WARRANTIES OF NW CORP.

         NW Corp. represents and warrants to NFS, as of the date hereof and as of the Closing Date, as follows:

         4.1 CAPACITY OF NW CORP. NW Corp. is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Ohio and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. Complete and correct copies of the articles of incorporation and code of regulations of NW Corp., each as amended to the date of delivery, have been delivered to NFS.

         4.2 VALIDITY AND EXECUTION OF AGREEMENT. The execution and delivery of this Agreement and any other agreements contemplated hereby, and the performance of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of NW Corp. When executed and delivered, the Marketing and Support Services Agreement will be duly and validly authorized by all necessary corporate action on the part of NW Corp. The Board of Directors of NW Corp. has duly approved this Agreement and no further corporate action is required for this Agreement to be enforceable against NW Corp. This Agreement has been duly executed and delivered by NW Corp. and, assuming this Agreement constitutes a valid and binding agreement of NFS, constitutes the legal, valid and binding obligation of NW Corp., enforceable against NW Corp. in accordance with its terms, subject to the qualification that enforcement of the rights and remedies created hereby is subject to: (a) bankruptcy, insolvency, reorganization, moratorium and other

Laws of general application affecting the rights and remedies of creditors; and
(b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         4.3 NO CONFLICT. Neither the execution and delivery of this Agreement nor the performance of the transactions contemplated herein by NW Corp. will:
(a) violate or conflict with any of the provisions of the articles of incorporation or code of regulations of NW Corp. or (b) subject to the governmental approvals and other matters referred to in the following sentence, violate any Law or License to which NW Corp. is subject except for such violations that would not, individually or in the aggregate, reasonably be expected to have an NW Corp. Material Adverse Effect. Except as set forth in
SECTION 4.3 of the Disclosure Schedule, no Consent or Filing with any Person is required with respect to the execution and delivery of this Agreement by NW Corp. and the consummation of the transactions contemplated hereby, except for such Consents or Filings the failure of which to make or obtain would not, individually or in the aggregate, prevent or be a material impediment to the consummation of the transactions contemplated hereby.

         4.4 BROKER'S OR FINDER'S FEES. No broker, investment banker, financial advisor or other person, other than Bear, Stearns & Co., Inc., the fees and expenses of which will be paid by NW Mutual, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by NW Corp. or NW Mutual.

         4.5 LITIGATION. There is no lawsuit or legal, administrative or regulatory proceeding, or investigation pending or, to the Knowledge of NW Corp., threatened in writing against NW Corp. which has had or would reasonably be expected to have an NW Corp. Material Adverse Effect on the validity and enforceability of this Agreement and the consummation of the transactions contemplated hereby.

         4.6 INVESTMENT REPRESENTATION. NW Corp. will acquire the Shares for its own account, and NW Corp. has no present intention of resale or other distribution thereof. NW Corp. will refrain from transferring or otherwise disposing of the Shares, or any interest therein, in such manner as to violate any registration provision of federal or state securities Laws.

         4.7 SHARE CONSIDERATION. At the NSI Closing and the Closing, as the case may be, NW Corp. will own, free and clear of all Liens, a sufficient number of shares of NFS Common Stock necessary to consummate the transactions contemplated hereby and transfer the Share Consideration to NFS in accordance with the terms of this Agreement.

                                   SECTION 5.
                           NFS' PRE-CLOSING COVENANTS

         NFS covenants and agrees to take (or cause the other Applicable Entities to take) the following actions between the date hereof and the Closing
Date:

         5.1 GENERAL. NFS will use commercially reasonable efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

         5.2 NOTICES AND CONSENTS. NFS will give any reasonable notices to third parties, and NFS will use commercially reasonable efforts to obtain any third-party consents that are reasonably necessary in order to consummate the transactions contemplated by this Agreement (including, without limitation, any Consents and Filings listed on SECTION 3.8 to the Disclosure Schedule). NFS will give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and Governmental Entities in connection with the matters referred to herein. NFS will use commercially reasonable efforts to assist NW Corp. in obtaining any necessary approvals or consents.

         5.3 CONDUCT OF BUSINESS. Except as otherwise contemplated by this Agreement or pursuant to agreements entered into prior to the date hereof, pending the Closing Date, NFS shall use commercially reasonable efforts to cause each of the Applicable Entities to: (a) conduct their Business in the normal and ordinary course of business consistent with past practice; (b) preserve their present business organization and relationships; (c) preserve the rights, franchises, goodwill, and relations of their customers, suppliers, and others with whom business relationships exist; (d) not (i) permit any of the Assets to be subject to a Lien other than a Lien arising or occurring in the normal course of business that would not, individually or in the aggregate, materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto; (ii) increase, except as required by employment agreements existing on the date hereof or consistent with past practice, the wages, salaries, compensation, pension, or other benefits payable to any employee of the Applicable Entities; or (iii) change accounting methods or the maintenance or method of the preparation of books and records; and (e) not to declare or pay any dividend, distribution, or other similar payment (except that GGI may make scheduled dividends with respect to its preferred stock to the extent that such dividends are made pursuant to the Constitutive Documents of GGI in effect as of the date of this Agreement).

         5.4 NOTICE OF DEVELOPMENTS. NFS will give written notice to NW Corp. of any material development to the Knowledge of NFS causing a breach of any of its own representations and warranties within five (5) days after becoming aware of any such development. NW Corp. shall give written notice to NFS within five (5) days upon learning of any breach of NFS' representations; PROVIDED, HOWEVER, NFS agrees that this Section shall in no way limit or waive the remedies available to NW Corp.

         5.5 EXCLUSIVITY. NFS will: (a) not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any portion of the Assets, of any of the Applicable Entities (including any acquisition structured as a merger, consolidation, or share exchange); or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. NFS will notify NW Corp. immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         5.6 MAINTENANCE OF RECORDS. NFS will use commercially reasonable efforts to cause each of the Applicable Entities to maintain and continue to keep its books, accounts and records in the usual manner and consistent with prior practice.

         5.7 COMPLIANCE WITH LAWS. NFS will use commercially reasonable efforts to cause each of the Applicable Entities to comply in all material respects with all Laws.

         5.8 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES. NFS will use commercially reasonable efforts to cause each of the Applicable Entities to conduct their respective Businesses in such a manner so that the representations and warranties made by NFS herein and the Disclosure Schedules that are qualified by materiality shall continue to be true and correct as stated herein, and such representations and warranties that are not so qualified shall continue to be true and correct as stated herein in all material respects.

         5.9 TRANSFER OF NSI COMMON SHARES. Prior to the NSI Closing, NFS will cause the NSI Common Shares to be transferred from NW Life to NFS in accordance with applicable Laws, and, prior to NSI Closing, NFS will provide NW Corp. with evidence of the same (in form and substance reasonably satisfactory to NW Corp.).

         5.10 GGI REORGANIZATION. Prior to the NSI Closing, NFS will cause the GGI Reorganization to be completed in accordance with applicable Laws, and, prior to the NSI Closing, NFS will provide NW Corp. with evidence of the same (in form and substance reasonably satisfactory to NW Corp.).

                                   SECTION 6.
                        PRE-CLOSING COVENANTS OF NW CORP.

         NW Corp. covenants and agrees to take the following actions between the date hereof and the Closing Date:

         6.1 GENERAL. NW Corp. will use commercially reasonable efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

         6.2 NOTICE OF DEVELOPMENTS. NW Corp. will give prompt written notice to NFS of any material development causing a breach of any of its own representations and warranties. NW Corp. shall give prompt notice to NFS upon learning of any basis which causes a breach of any of NW Corp.'s representations; PROVIDED, HOWEVER, that NW Corp. agrees that this Section shall in no way limit or waive the remedies available to NFS.

         6.3 NOTICES AND CONSENTS. NW Corp. will give any necessary notices to third parties, and NW Corp. will use commercially reasonable efforts to obtain any third-party consents that are reasonably necessary in order to consummate the transactions contemplated by this Agreement. NW Corp. will give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents and approvals of Governmental Entities in connection with the matters referred to herein. NW Corp. will also use commercially reasonable efforts to assist NFS in obtaining any necessary approvals or consents.

                                   SECTION 7.
                        CONDITIONS TO OBLIGATIONS OF NFS

         The obligations of NFS hereunder are subject to the satisfaction or waiver of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by NW Corp. herein and the Disclosure Schedules that are qualified by materiality shall be true and correct, and such representations and warranties that are not so qualified shall be true and correct in all material respects, on the Closing Date and shall be confirmed in writing at the NSI Closing and the Closing by NW Corp.

         7.2 PERFORMANCE BY NW CORP. All of the terms and conditions of this Agreement to be complied with and performed by NW Corp. on or before the Closing Date shall have been complied with and performed in all material respects.

         7.3 LEGAL CHALLENGE. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect or threatened; PROVIDED, HOWEVER, that any party invoking this condition shall use commercially reasonable efforts to have any such order or injunction vacated.

         7.4 APPROVALS; NO PROHIBITION. All governmental and regulatory approvals necessary for the consummation of the transactions contemplated hereby shall have been obtained, and no statute, rule, regulation or order of any court or administrative agency shall be in effect which prohibits NW Corp. or NFS from consummating the transactions contemplated hereby.

         7.5 MARKETING AGREEMENT. NW Corp. shall have executed and delivered a counterpart of the Marketing and Support Services Agreement.

         7.6 OPINION OF FINANCIAL ADVISOR. The Special Committee of the Board of Directors of NFS shall have received the opinion of UBS Warburg LLC, dated on or prior to the date hereof, to the effect that, as of such date, the consideration to be received by NFS pursuant to this Agreement is fair, from a financial point of view to NFS, and such opinion shall not have been withdrawn.

         7.7 OPINION OF TAX ADVISOR. The Board of Directors of NFS shall have received the opinion of KPMG, LLP, in form and substance satisfactory to NFS and its counsel, to the effect that the Exchange and the distributions by NW Life of NSI Common Stock to NFS should be tax-free pursuant to Section 355 of the Code and that any excess loss account with respect to the capital stock of NSI should not be restored to gross income as a result of the transactions contemplated hereby.

                                   SECTION 8.
                      CONDITIONS TO OBLIGATIONS OF NW CORP.

         The obligations of NW Corp. hereunder are subject to the satisfaction or waiver of the following conditions:

         8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by NFS herein and in the Disclosure Schedules that are qualified as to materiality shall be true and correct, and such representations and warranties that are not so qualified shall be true and correct in all material respects, on the Closing Date and shall be confirmed in writing at the NSI Closing and the Closing by NFS.

         8.2 PERFORMANCE BY NFS. All of the terms and conditions of this Agreement to be complied with and performed by NFS on or before the Closing Date shall have been complied with and performed in all material respects.

         8.3 LEGAL CHALLENGE. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect or threatened; PROVIDED, HOWEVER, that any party invoking this condition shall use commercially reasonable efforts to have any such order or injunction vacated.

         8.4 APPROVALS; NO PROHIBITION. All governmental and regulatory approvals necessary for the consummation of the transactions contemplated hereby shall have been obtained, and no statute, rule, regulation or order of any court or administrative agency shall be in effect which prohibits NW Corp. or NFS from consummating the transactions contemplated hereby.

         8.5 MARKETING AGREEMENT. NFS shall have executed and delivered a counterpart of the Marketing and Support Services Agreement.

         8.6 OPINION OF FINANCIAL ADVISOR. The Boards of Directors of NW Mutual and NW Corp. shall have received the opinion of Bear, Stearns & Co., Inc., dated on or prior to the date hereof, to the effect that, as of such date, the consideration to be transferred and received by NW Corp. pursuant to this Agreement is fair, from a financial point of view to NW Corp. and NW Mutual, and such opinion shall not have been withdrawn.

                                   SECTION 9.
                  ACTIONS AT THE NSI CLOSING AND CLOSING BY NFS

         9.1 At the NSI Closing and the Closing, NFS shall deliver to NW Corp.:

         (a) Certificates evidencing all the Shares being exchanged at the NSI Closing or the Closing, as the case may be, duly endorsed or accompanied by duly executed stock powers (in blank) and with any required transfer stamps affixed;

         (b) A certificate of an officer of NFS: (i) attesting that NFS has caused a reasonable examination as to the warranties and representations of NFS set forth herein; (ii) attesting that as of the Closing Date each of the representations and warranties of NFS contained herein is true; and (iii) attesting that NFS has performed all of the obligations to be performed by NFS under this Agreement from the date hereof through the Closing Date; and

         (c) Such other documents as may be necessary or appropriate, in the reasonable opinion of NW Corp. or its counsel, to evidence the authorization of, and to effect the transactions contemplated by, this Agreement.

                                  SECTION 10.
               ACTIONS AT THE NSI CLOSING AND CLOSING BY NW CORP.

         10.1 At the NSI Closing and the Closing , NW Corp. shall deliver to
NFS:

         (a) Certificates evidencing all the Share Consideration being exchanged at the NSI Closing or the Closing, as the case may be, duly endorsed or accompanied by duly executed stock powers (in blank) and with any required transfer stamps affixed;

         (b) A certificate of an officer of NW Corp.: (i) attesting that he has caused a reasonable examination as to warranties and representations of NW Corp. set forth herein; (ii) attesting that on and as of the Closing Date each of the representations and warranties of NW Corp. contained herein is true; and (iii) attesting that NW Corp. has performed all of the obligations to be performed by it under this Agreement from the date hereof through the Closing Date; and

         (c) Such other documents as may be necessary or appropriate, in the reasonable opinion of NFS or its counsel, to evidence the authorization of, and to effect the transactions contemplated by, this Agreement. SECTION 11. TAX MATTERS

         11.1 PAYMENT OF TRANSACTION TAXES. NW Corp. will pay any and all Taxes payable in connection with or as a result of the transactions contemplated under this Agreement. NW Corp. and NFS agree to cooperate to determine the amount of such Taxes. NW Corp. and NFS will cooperate in preparing such forms and will execute and deliver such affidavits and forms as are reasonably requested by the other party.

         11.2 COOPERATION. NW Corp. and NFS agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Business as is reasonably necessary for the preparation and filing of any Return, for the preparation for and proof of facts during any tax audit, for the preparation for any tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters and for the answer of any governmental or regulatory inquiry relating to Tax matters.

         11.3 SECTION 355 OF THE CODE; FURTHER ASSURANCES. The Exchange is intended to qualify as a tax-free distribution of the Shares to NW Corp., as described in Section 355(a)(1)(A)(i) of the Code, pursuant to which distribution NW Corp. is surrendering the Share Consideration to NFS, as described in Section 355 (a)(2)(B) of the Code. From and after the date of this Agreement, each party hereto shall use its commercially reasonable efforts to cause the Exchange to so qualify, and shall not knowingly take any actions or cause or permit any actions to be taken which could prevent the Exchange from qualifying as such a tax-free distribution under the provisions of
Section 355 of the Code. Following the Closing Date, none of the parties hereto or any of their Affiliates shall take any action or cause or permit any action to be taken which would cause the Exchange to fail to so qualify. Unless otherwise required by Law, each of the parties hereto shall report the Exchange as a tax-free distribution under Section 355 of the Code on all relevant Tax Returns. For example, by way of illustration and not limitation, NW Corp. shall cause NSI and GGI to continue their respective historic businesses and shall not dispose of the stock of NSI, GGI, or NFS to the extent such disposition(s) causes the transactions contemplated hereby to fail to satisfy the requirements to Treasury Regulation Section 1.355-2(c) or be subject to the provisions of
Section 355(e) of the Code.

         11.4 TAX SHARING AGREEMENT. From and after Closing, NFS will retain and will fully discharge any and all Liabilities of NFS arising under or with respect to the Tax Sharing Agreement to the extent that such Liabilities accrued, or relate to periods, prior to Closing.

         11.5 ALLOCATION. NW Corp. and NFS agree that for purposes of any applicable Taxes and Returns, the Exchange Price will be allocated as follows:
(i) $353,200,000 for the GGI Common Shares and the GGI Preferred Shares; and
(ii) subject to SECTION 2.3, $9,600,000 for the NSI Common Shares).

         11.6 INDEMNIFICATION. Notwithstanding anything to the contrary herein:
(a) NW Corp. shall indemnify and hold NFS and its Subsidiaries harmless from and against any Tax Liability resulting from (i) the exchange pursuant to the terms hereof of GGI Common Shares and GGI Preferred Shares in return for shares of NFS Common Stock failing to qualify for tax-free treatment pursuant to Section 355 of the Code (including any Tax Liability resulting from the application of Section 355(e) of the Code); (ii) the restoration to income of any deferred intercompany gain arising in connection with the formation of GGI; (iii) the other transactions contemplated hereunder (including, with limitation, the GGI Reorganization, but excluding the distribution and exchange described in clause
(b) below) not qualifying for tax-free treatment under applicable provisions of the Code, and no such Liability shall be considered a Liability for purposes of determining the working capital of any of the Applicable Entities; or (iv) the breach by NW Corp. or any of its Subsidiaries of the covenants specified in
Section 11.3; and (b) subject to NW Corp.'s adherence to the covenants specified in Section 11.3, NFS shall indemnify and hold NW Corp. and its Subsidiaries harmless from and against any Tax Liability resulting from the distribution of the NSI Common Shares by NW Life to NFS or the exchange pursuant to the terms hereof of NSI Shares in return for shares of NFS Common Stock failing to qualify for tax-free treatment pursuant to Section 355 of the Code.

                                  SECTION 12.
                            TERMINATION AND REMEDIES

         12.1 TERMINATION OF AGREEMENT. The parties may terminate this Agreement as provided below:



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



         (a) The parties may terminate this Agreement by mutual written consent at any time prior to the NSI Closing;

         (b) NW Corp. may terminate this Agreement by giving written notice to NFS at any time prior to the NSI Closing: (i) in the event NFS has breached, in any material respect, any representation, warranty, or covenant contained in this Agreement, NW Corp. has notified NFS of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or
(ii) if the NSI Closing shall not have occurred on or before August 31, 2002 (the "Termination Date"), by reason of the failure of any condition precedent hereunder (unless the failure resulted primarily from NW Corp. itself breaching any representation, warranty, or covenant contained in this Agreement); and

         (c) NFS may terminate this Agreement by giving written notice to NW Corp. at any time prior to the NSI Closing: (i) in the event NW Corp. has breached, in any material respect, any representation, warranty, or covenant contained in this Agreement, NFS has notified NW Corp. of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or (ii) if the NSI Closing shall not have occurred on or before the Termination Date, by reason of the failure of any condition precedent hereunder (unless the failure resulted primarily from NFS itself (or any of the Applicable Entities) breaching any representation, warranty, or covenant contained in this Agreement).

                                  SECTION 13.
                        GENERAL SURVIVAL; INDEMNIFICATION

         13.1 SURVIVAL OF REPRESENTATIONS. (a) The representations and warranties made by NFS in SECTION 3 hereof (including the Disclosure Schedules and the certificate delivered in accordance with SECTION 9.1(B) hereof, insofar as the Disclosure Schedule and such certificate relate to such representations and warranties) or elsewhere in this Agreement shall survive one year after the Closing Date; PROVIDED, HOWEVER, that, notwithstanding the foregoing, the representations and warranties made in SECTIONS 3.4, 3.5, and 3.6 shall survive until the expiration of the statute of limitations applicable to each claim or event as to which a breach of such representation or warranty is based or asserted (respectively, the "Cut-Off Date").

         (b) The representations and warranties made by NW Corp. in SECTION 4 hereof (including the certificates delivered in accordance with SECTION 10.1(b) hereof insofar as such certificates relate to such representations and warranties) shall survive until the Cut-Off Date.

         13.2 INDEMNIFICATION. (a) NFS shall indemnify and hold NW Corp. harmless from and against any and all Liabilities whatsoever (including, without limitation, reasonable fees of legal counsel and related disbursements) (collectively, "Damages") incurred or suffered by NW Corp. as a result of or related to any breach of any representation, warranty, covenant (other than with respect to SECTION 5.3(a)-(d) or SECTION 5.6), or agreement made by NFS in this Agreement or in any certificate, schedule, or agreement delivered pursuant hereto.

         (b) NW Corp. shall indemnify and hold NFS harmless from and against any and all Damages incurred by NFS, as a result of or related to: (i) any breach of any representation, warranty, covenant, and agreement made by NW Corp. in this Agreement or in any certificate, schedule, or agreement delivered pursuant hereto; and (ii) any Liabilities in connection with or relating to the operation of the Business of the Applicable Entities that first arise after the Closing Date.

         (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim, or demand shall be brought or asserted against any party in respect of which indemnity may be sought pursuant to this SECTION 13.2, such party (the "Indemnified Party") shall promptly give written notice thereof to the party against whom such indemnity may be sought (the "Indemnifying Party"). The notice shall state the information then available regarding the amount of the claim or Damages and shall specify the provision or provisions of this Agreement under which the right to indemnification is being asserted. If within 30 days after receiving such notice, the Indemnifying Party gives written notice to the Indemnified Party stating that it intends to defend against such claim or Damages at its own cost and expense, the defense (including the right to settle or compromise such action) of such matter, including selection of counsel (subject to the consent of the Indemnified Party which consent shall not be unreasonably withheld) and the sole power to direct and control such defense, shall be by the Indemnifying Party and the Indemnified Party shall make no payment in respect of such claim or Damages to any third party as long as the Indemnifying Party is conducting a good faith and diligent defense. In any such defense, the Indemnifying Party will consult with the Indemnified Party in connection with the Indemnifying Party's defense. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, at its own cost and expense unless: (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary; (ii) the Indemnifying Party has failed within a reasonable time to retain counsel, in which event the Indemnified Party shall have the right to retain counsel at the expense of the Indemnifying Party; or (iii) the named parties in any such proceeding (including any interpleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for the Indemnified Party, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm sought to be retained by the Indemnified Party with respect to which the Indemnified Party seeks to be indemnified by the Indemnifying Party shall be designated in writing by the Indemnified Party and any such separate firm for the Indemnifying Party to be indemnified by the Indemnified Party shall be designated in writing by the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any Liability by reason of such settlement or judgment. Notwithstanding the foregoing, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse an Indemnified Party for fees and expenses of counsel as contemplated herein, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent herein if: (i) such settlement is entered into more than 45 days after receipt by such Indemnifying

Party of the aforesaid request; (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request (other than due to a reasonable dispute as to the validity of such request) prior to the date of settlement; and (iii) such settlement does not impose any obligations on the Indemnifying Party other than the payment of money. If no such notice of intent to dispute and defend is given by the Indemnifying Party, or if such diligent good faith defense is not being or ceases to be conducted, the Indemnified Party shall, at the expense of the Indemnifying Party, undertake the defense of such claim or Damages with counsel selected by the Indemnified Party, and shall have the right to compromise or settle the same exercising reasonable business judgment. The Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense. Notwithstanding anything herein to the contrary, the Indemnifying Party shall have the right to settle all claims of third parties for which indemnification is payable hereunder without the consent of the Indemnified Party so long as such settlement releases the Indemnified from all Liability for or in connection with such action.


         (d) Notwithstanding anything herein to the contrary: (i) no claim by any Indemnified Party against an Indemnifying Party, which claim relates to a breach of a representation or warranty made in this Agreement may be made unless notice of such breach is given in accordance with this SECTION 13 prior to the expiration of the thirty day period immediately following the Cut-Off Date; (ii) the Indemnifying Party shall not have any Liability hereunder unless the aggregate amount of all Damages incurred by the Indemnified Party for which the Indemnifying Party would, but for this provision, be liable exceeds on a cumulative basis an amount equal to $10,000,000 (the "Basket") and then only to the extent of such excess; and (iii) the maximum aggregate Liability of the Indemnifying Party under this Section shall not exceed the amount of $90,000,000 (the "Cap"); PROVIDED, HOWEVER, that, notwithstanding the foregoing, the Basket and the Cap shall not apply with respect to SECTIONS 3.4(C), 3.6, and 11.

         (e) Notwithstanding anything in this SECTION 13 to the contrary, the rights and obligations of the parties with respect to Tax matters shall be subject to the provisions of SECTION 11.

                                  SECTION 14.
                               GENERAL PROVISIONS

         14.1 EXPENSES. Except as otherwise provided herein, all fees, commissions, and other expenses incurred by NW Corp. or NFS in connection with the negotiation of this Agreement and in preparing to consummate the transactions contemplated hereby, including the fees and expenses of their respective counsel and other advisors, shall be borne by the party incurring such fee, commission, or expense. Notwithstanding the foregoing, the fees and costs of KPMG, LLP in connection with the tax opinion referred to in SECTION 7.7 will be borne by equally by NW Corp. and NFS.

         14.2 EXECUTION IN COUNTERPARTS; BINDING EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original copy and all of which together shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties.

         14.3 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio, without giving effect to the choice of law provisions thereof.

         14.4 NOTICES. (a) Service of process, and any other notices or other communications required or permitted under this Agreement, shall be given in writing and delivered personally, sent by confirmed facsimile transmission, mailed first class or sent by overnight courier guaranteeing next-day delivery, addressed as follows:


            (i)      If to NW Corp.:         Nationwide Corporation
                                             One Nationwide Plaza, 1-37-01
                                             Columbus, Ohio  43215
                                             Attention:    Robert A. Oakley, Executive Vice
                                                           President & Chief Financial Officer
                                             Facsimile:  614-249-7900

                                             and

                                             Nationwide Mutual Insurance Company
                                             One Nationwide Plaza, 1-35-16
                                             Columbus, Ohio  43215
                                             Attention:    Roger A. Craig, Associate Vice President -
                                                           Associate General Counsel
                                             Facsimile: 614-249-2418

                           with a copy to:   Jones, Day, Reavis & Pogue
                                             41 South High Street, Suite 1900
                                             Columbus, Ohio 43215
                                             Attention: Randall M. Walters, Esq.
                                             Facsimile: 614-461-4198

            (ii)           If to NFS:        Nationwide Financial Services, Inc.
                                             One Nationwide Plaza
                                             Columbus, Ohio  43215
                                             Attention: Mark R. Thresher, Senior Vice President of Finance
                                             Facsimile:  614-249-9351

                           with a copy to:   Swidler Berlin Shereff Friedman, LLP
                                             405 Lexington Avenue
                                             New York, New York 10174
                                             Attention: Charles I. Weissman, Esq.
                                             Facsimile: 212-891-9598


         (b) Notices or communications required or permitted under this Agreement shall be deemed to have been received by the addressee: (i) on the date given, if delivered personally or sent by confirmed facsimile transmission;
(ii) five days after the date of deposit, if




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



mailed by first class mail; and (iii) one day after delivery to a courier, if sent by overnight courier guaranteeing next-day delivery. Either party may change the person, address or facsimile transmission number for service of process upon it or delivery of notices or other communications to it under this Agreement by delivering notice of such change to the other party in accordance with this SECTION 14.4.

         14.5 TITLES AND HEADINGS. Titles and headings to Sections herein, and the Table of Contents to this Agreement, are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         14.6 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, heirs, executors, legal representatives and permitted assigns; PROVIDED, HOWEVER, that no party shall assign any rights or delegate any of the obligations created under this Agreement without prior written consent of the other party.

         14.7 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended or shall be construed to give any person (including, but not limited to, the employees of any of the Applicable Entities), other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy, or claim under or in respect of this Agreement or any provision contained herein.

         14.8 ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding of the parties with reference to the transactions set forth herein, and no representations or warranties have been made in connection with this Agreement or the transactions contemplated hereby other than those expressly set forth in this Agreement and the Disclosure Schedule or in the certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, and understandings between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any proceeding involving this Agreement.

         14.9 WAIVERS AND AMENDMENTS. Each of NFS and NW Corp. may, but shall not be obligated to, by written notice to the others: (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement; (c) waive compliance with any of the covenants of the other created under this Agreement; or (d) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by NFS and NW Corp.

         14.10 SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

         14.11 CONFIDENTIALITY AND ANNOUNCEMENTS. (a) Except as provided in
SECTION 14.11(b) below, none of NFS or NW Corp., nor any of their respective Affiliates, shall publicly disclose the execution, delivery or contents of this Agreement other than: (i) with the prior written consent of the other parties hereto; or (ii) as required by any applicable Law or the applicable rules of any stock exchange upon prior notice to the other party hereto.

         (b) NW Corp. and NFS shall agree with each other as to the form, timing, and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult each other as to the form, timing and substance of other public disclosures related thereto, PROVIDED, HOWEVER, that nothing contained herein shall prohibit either party, following notification to the other party if practicable, from making any disclosure which its counsel determines to be required by any applicable Law or the applicable rules of any stock exchange.

         14.12 SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

       [REMAINDER OF PAGE INTENTIONALLY BLANK -- SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement, all as of the day and year first above written.

                                    NATIONWIDE FINANCIAL SERVICES, INC.


                                   By:
                                         --------------------------------------
                                   Name:
                                         --------------------------------------
                                   Title:
                                         --------------------------------------


                                    NATIONWIDE CORPORATION


                                    By:
                                         --------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------





















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